Exhibit 10.15(b)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
AMENDMENT NO. 1 TO

LICENSE AND DEVELOPMENT AGREEMENT
This Amendment No. 1 (this “Amendment No. 1”) to the License and Development Agreement, dated as of June 11, 2020 (the “Agreement”), is entered into as of October 31, 2023 (the “Amendment No. 1 Execution Date”), by and between SELECTA BIOSCIENCES, INC., a Delaware corporation having its principal place of business at 65 Grove Street, Watertown, MA 02472 (“Licensor”), and SWEDISH ORPHAN BIOVITRUM AB (publ), a Swedish public company having its principal place of business at SE-112 76 Stockholm, Sweden (“Licensee”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement to the extent defined therein.
Whereas, Licensor and Licensee entered into the Agreement, pursuant to which Licensor has granted to Licensee a License to Exploit the Products in the Field in the Territory;
Whereas, Licensor agrees to amend the Agreement to grant Licensee the right to Develop, Manufacture or have Manufactured ImmTOR for the purpose of Exploiting the Products in the Field in the Territory;
Whereas, Licensor and Licensee have agreed to certain asset transfers and transitions relating to the Product in the Field in the Territory; and
Whereas, Licensor and Licensee seek to amend certain other terms of the Agreement pursuant to the terms of this Amendment No. 1.
Now, Therefore, in consideration of the foregoing premises, the mutual promises and assurances contained in this Amendment No. 1, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:
1.    New Definitions. Section 1.1 of the Agreement is hereby amended to add the following new definitions:
“Amendment No. 1” has the meaning set forth in the preamble.
“Amendment No. 1 Effective Date” shall mean November 6, 2023.
2.    Amendments to Definitions.
(a)    The definition of “Manufacture” is deleted in its entirety and replaced with the following:
“Manufacture” and “Manufacturing” shall mean all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of Product and/or ImmTOR, including process qualification and validation, scale-up, clinical and commercial manufacture, stability testing, quality assurance and quality control.”
(b)    The definition of “Transferring Agreements” is deleted in its entirety and replaced with the following:

“Transferring Agreements” means the [***] Supply Agreement, the [***] Agreement (as defined in Section 13.2.1), the [***] Agreement (as defined in Section 4.3.1), the [***] Agreement (as defined in Section 13.2.1), the [***] Agreement (as defined in Section 13.2.1) and the Additional ImmTOR Agreements (as defined in Section 13.2.1).
(c)    The definitions of “Additional Compound Development Activities”, “Additional ImmTOR Development Activities”, “Failure to Supply”, “Supply Agreement”, and “Technology Transfer” are to be deleted in their entirety.
3.    ImmTOR Manufacturing License. A new Section 2.1.2 is added to the Agreement as follows:
“Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an Exclusive, royalty-free, sublicensable and assignable (in accordance with Section 19.5) license under all Patents and Know-How Controlled by Licensor or its Affiliates (including the Selecta-Controlled Patents) (i) in existence as of immediately prior to the Effective Date or (ii) arising during the Term (including those comprising New ImmTOR IP and Other Licensor New IP), in each case ((i) and (ii)) solely to Develop, Manufacture or have Manufactured ImmTOR for use in Products in connection with the Exploitation of the Products in the Field in the Territory.”
4.    ImmTOR Know-How. The last sentence in Section 2.4 (Disclosure of Licensed Know- How) is deleted in its entirety.
5.    Reservation of Rights. Section 2.5 (Reservation of Rights) is deleted in its entirety.
6.    Disbandment of the JSC.
(a)    Article 3 of the Agreement is deleted in its entirety and replaced with the following: “Alliance Management.
3.1.    The Parties shall each appoint a single individual who possesses sufficient alliance management experience, is otherwise suitably qualified, and has the requisite decision- making authority to act as such Party’s alliance manager (“Alliance Manager”) under this Agreement. Each Party may change the person designated as such Party’s Alliance Manager upon written notice (including via email notification) to the other Party. The Alliance Managers will be responsible for:
(a)    providing a single point of communication for seeking consensus, both internally within the respective Party’s organization and between the Parties;
(b)    managing Agreement governance and driving timely resolution of issues through informal and formal conflict resolution under this Agreement;
(c)    facilitating the Licensed Know-How transfer contemplated under Section 2.4 and any additional transfers by Licensor to Licensee of Licensed Know-How pursuant to Section 2.4;

(d)    providing a forum for discussion of updates, at least quarterly, regarding the status of the filing of the BLA for the Product and any material correspondence with the FDA with respect thereto;
(e)    reviewing, discussing and determining (by consensus) whether to approve Licensor’s right to step-in under Section 9.4.2(c) or 9.4.3(b) to bring an action to abate a Competitive Infringement where Licensee has not; and
(f)    providing a forum for the Parties to share information on patent prosecution matters and other intellectual property matters, and to facilitate coordination between the Parties in accordance with Section 9.”
(b)    All references to the JSC shall be construed as references to the Alliance Managers.
7.    Development.
(a)    Section 4.1.1 shall be deleted in its entirety and replaced with the following:
“Subject to the remainder of this Section 4.1, Licensee shall solely control, assume all responsibility for and fund (including all Development Costs) the Development of the Products in the Field for the Territory.”
(b)    Sections 4.1.4, 4.2.1, 4.3.2–4.3.7 shall each be deleted in their entirety.
(c)    Section 4.3.1 of the Agreement is deleted in its entirety and replaced with the following:
“Conducting Existing Pivotal Trials. The Parties acknowledge that on June 30, 2023 (the “IND Transfer Date”) the IND for SEL-212 was transferred to Licensee and, pursuant to an Assignment and Assumption Agreement dated October 16, 2023 (the “[***] Assignment Date”), Licensor’s Master Clinical Contract Services Agreement with [***] (the “[***] Agreement”) in respect of the conduct of the Existing Pivotal Trials was assigned to Licensee. Consequently, as of the IND Transfer Date, Licensee shall sponsor the Existing Pivotal Trials and, as of the [***] Assignment Date, Licensee shall be solely responsible for conducting any remaining activities with respect to such Existing Pivotal Trials. Licensor shall coordinate with and provide all reasonably requested assistance to Licensee with respect to the transfer of such responsibilities and activities to Licensee.”
8.    Completion of Regulatory Transfer.
(a)    Section 8.2.1 is hereby deleted in its entirety and replaced with the following:
“8.2.1 The Parties agree that Licensor has transferred or if not previously transferred will as promptly as reasonably practicable, but in no event later than [***] days following the Amendment No.1 Effective Date, transfer to Licensee (a) all Regulatory Filings and Regulatory Approvals related to SEL-212, (b) all other Regulatory Materials, including copies of all written communications with the FDA and other Regulatory Authorities in the Territory (including for clarity, all eCTD sequences and source documents referenced therein), and (c) the minutes of any meetings with the FDA and any such other Regulatory Authority, in each case of (a), (b) and (c), relating to the Compound and/or SEL-212 and including all ownership and rights thereto and including all eCTD sequences and source documents referenced therein.”
(b)    Section 8.2.2 shall be deleted and replaced with “Reserved.”
9.    Regulatory Support. Section 8.4 shall be deleted in its entirety and replaced with the following:
“Without limiting its obligations under this Agreement, as promptly as reasonably practicable, but in no event later than [***] days following the Effective Date or at Licensee’s request, Licensor shall (and shall ensure that its Affiliates and (sub)licensees) give Licensee the right to use and reference all Development work product, Regulatory Materials, Regulatory Filings and Regulatory Approvals (including all data and information referenced therein) to the extent: (i) Controlled by Licensor or its Affiliates or its (sub)licensees during the Term; and (ii) related to the Compound or ImmTOR for use solely by and for the benefit of Licensee and its Affiliates and Sublicensees in connection with the Exploitation of the Products, at no cost to Licensee and provided that Licensor may redact any information or data not related to the Product. Notwithstanding the foregoing, neither Licensee nor any of its Affiliates shall give access or other rights with respect to such Development work product, Regulatory Materials, Regulatory Filings and Regulatory Approvals (including all data and information referenced therein) to any of their Sublicensees, unless Licensee’s Sublicense with such Sublicensee permits Licensee the right to provide equivalent rights to Licensor to those set out in Section 8.5 in respect of such Sublicensee’s Development work product, Regulatory Materials, Regulatory Filings and Regulatory Approvals (including all data and information referenced therein).”
10.    Adverse Event Reporting Obligation. Section 8.6 of the Agreement is hereby deleted in its entirety and replaced with the following:
“8.6 Adverse Event Reporting. Each Party shall comply with applicable law with regard to the reporting of Adverse Events related to ImmTOR or the Product (to the extent relevant to ImmTOR). The Parties will review the Safety Agreement in good faith within [***] days after the Amendment No.1 Effective Date and determine if and when to terminate or modify such agreement to account for the transfer of responsibilities set forth in Amendment No. 1.”
11.    Clinical Sample Storage. A new Section 8.10 is added to the Agreement as follows:
“Clinical Sample Storage. Licensee shall notify Licensor within [***] days following the Amendment No. 1 Effective Date, if Licensee does not want to take ownership of all clinical samples of Product held by or on behalf of Licensor as of the Amendment No. 1 Effective Date (the “Clinical Samples”). If Licensee notifies Licensor that it does not want to take ownership of the Clinical Samples, Licensor shall have no further obligation to store such Clinical Samples. If Licensee, at any time within such [***]-day period following the Amendment No. 1 Effective Date, notifies Licensor that it wishes to take ownership and possession of such Clinical Samples, Licensor will transfer such Clinical Samples and all associated GxP documentation and inventory logs to Licensee or Licensee’s nominated Third Party storage provider as soon as reasonably practicable and within [***] days of such notification, at Licensee’s expense. In any event, Licensor will store the Clinical Samples until the earlier of (i) Licensee’s notification that it does not want to receive such Clinical Samples and (ii) the date on which such Clinical Samples are, at Licensee’s request, transferred to Licensee or Licensee’s nominated Third Party storage provider, provided that Licensee shall reimburse Licensor for Licensor’s reasonably incurred and documented cost of storing the Clinical Samples from the Amendment No. 1 Effective Date until such notification or transfer.”
12.    Infringement or Misappropriation of a Selecta-Controlled Patent, a New ImmTOR Patent or an Other Licensor New IP Patent.
Sections 9.4.3 is hereby deleted in its entirety and replaced with the following: “9.4.3
(a)    As between the Parties, Licensee shall have the initial right (but not the obligation) to bring or control, at its own expense, any enforcement action to abate any actual or alleged Competitive Infringement of a [***], including as a defense or counterclaim in connection with any Third Party Infringement Claim. Licensee shall keep Licensor reasonably informed of Licensee’s strategy for such enforcement action, including furnishing to Licensor, via electronic mail or such other method as mutually agreed by the Parties, copies of proposed filings and material documents received from counsel in the course of such enforcement action, and copies of material documents filed with or received from the relevant court or material communications with other party to such enforcement action, and such other material documents related to such enforcement action in sufficient time prior to filing such document or sending such document to the other party to allow for review and comment by Licensor. Licensee shall consider in good faith the reasonable comments of Licensor with respect to such enforcement action received no later than [***] Business Days prior to any filing deadline. Licensor shall (and shall ensure that its Affiliates) reasonably cooperate, and Licensor shall use Commercially Reasonable Efforts to ensure that its licensors cooperate, in any such enforcement action, including being joined as a party to such enforcement action if reasonably necessary to establish or maintain standing and making its employees reasonably available, [***]. If Licensor is so joined, then, in the absence of any conflict of interest, the Parties shall use Commercially Reasonable Efforts to utilize the same legal counsel.
(b)    In the event that Licensee does not, in accordance with Section 9.4.3(a), file an enforcement action against or commence and conclude settlement negotiations with the Third Party responsible for a Competitive Infringement of a [***] within [***] days of receipt of a written demand from Licensor that Licensee bring such an enforcement action, or within [***] days of either Party’s receipt of a notice that an applicant is seeking licensure pursuant to the Hatch Waxman Act, then Licensor shall have the right to submit the matter to the Alliance Managers for the Alliance Managers to determine whether a reasonably prudent licensee would bring an action to enforce [***], as applicable in question, in light of [***]

[***]
(c)    As between the Parties, Licensor shall have the sole right (but not the obligation) to bring or control, at its own expense, any enforcement action to abate any actual or alleged Competitive Infringement of a [***] other than as set out in Section 9.4.3.”

13.    Transferring Personnel Obligations. The Parties acknowledge that in and around the Amendment No. 1 Effective Date and in connection with the matters contemplated by this Amendment No. 1, certain employees of Licensor shall transfer to Licensee in accordance with the terms of a separate side letter executed by the Parties. Licensor shall ensure that such employees have continued access to Licensor’s systems and emails to which such employees previously had access for a duration of [***] days following the Amendment No. 1 Effective Date, so that such employees can download and transfer to Licensee’s systems any Licensed Know-How, including Know-How related to the Manufacture of ImmTOR contemplated to transfer under the Agreement or this Amendment No. 1, subject to such employees complying with any security and confidentiality protocols reasonably requested by Licensee. Following the expiry of such [***] day access period, to the extent any such Licensed Know-How has not been transferred to Licensee, Licensor shall not destroy any such Licensed Know-How until all such Licensed Know-How has been effectively transferred to Licensee in accordance with the Agreement.
14.    Lab Space.
(a)    Licensor has, pursuant to a License and Services Agreement executed on or around the Amendment No. 1 Execution Date (the “Access Agreement”) granted Licensee certain rights in relation to premises occupied by Licensor which Access Agreement shall be effective only if Licensor’s landlord has granted consent to Licensee’s use of the premises in accordance with the terms of the Access Agreement. Licensor shall use reasonable efforts to obtain such consent for Licensee’s use of the laboratory in accordance with the terms of the Access Agreement.
(b)    Licensor represents, warrants and certifies to Licensee that Licensor’s activities, equipment and materials in the Building and in particular Suite [***] and [***] (as defined in the Access Agreement) (altogether, the “Lab”) comply with the requests in the Prime Lease (as defined in the Access Agreement).
(c)    Until the earlier of (i) the landlord granting consent to Licensee’s use of the Lab under the terms of the Access Agreement; and (ii) [***], Licensor shall make available the Lab for use by certain Licensee employees, as determined by Licensee in its sole discretion, and Licensor shall agree to such arrangement, so that Licensor has sufficient personnel at the Lab to provide development services to Licensee of the type and scope as conducted by Licensor at the Lab prior to the Amendment No. 1 Effective Date. The foregoing access shall be provided [***] unless and until the landlord refuses consent to Licensee’s use of the Lab and thereafter shall be reimbursed by Licensee, for so long as Licensee is using such Lab, at a monthly cost of USD [***]. Licensor and Licensee shall cooperate in good faith and execute any documents and take such actions as are reasonably necessary to give effect to the arrangements described in this paragraph 14(c).
(d)    If, either the landlord refuses consent to Licensee’s use of the Lab under the terms of the Access Agreement or such consent has not been obtained by [***], Licensor and Licensee shall cooperate in good faith and Licensor shall provide such assistance as is reasonably requested by Licensee to transfer the relevant activities to an alternative laboratory selected by Licensee and ensure such alternative laboratory is operational as soon as reasonably practicable.
15.    ImmTOR Manufacturing Rights and Obligations.

(a)    Section 13.1 is hereby deleted in its entirety and replaced with the following:

“13.1.1 The Parties agree that, as of the Amendment No. 1 Effective Date, Licensee shall be solely responsible for any Manufacture and supply of ImmTOR or Products needed by Licensee. Licensor shall have no further obligations to Licensee with respect to the Manufacture and supply of quantities of Product.
13.1.2 Ownership of any inventory of ImmTOR manufactured for use in SEL-212 and any reagents, reference standards, custom-specific components and/or raw materials (“Inventory”) held by Licensor or Licensor’s third party suppliers that exists as of the Amendment No. 1 Effective Date shall be transferred to Licensee, as soon as reasonably practicable following the Amendment No.1 Effective Date. The Parties acknowledge that the existing inventory of ImmTOR has been quality released prior to the Amendment No. 1 Effective Date and will be transferred to Licensee in accordance with the foregoing sentence. Any other items within the Inventory shall be quality released by Licensor prior to transfer to Licensee and in any event no later than [***]. To the extent not previously paid, Licensee shall pay for such Inventory upon receipt of an invoice therefor. The price for any such quality released Inventory shall [***].
16.    Supply Arrangements. Section 13.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“13.2.1 ImmTOR Agreements. The Parties acknowledge that Licensor has assigned to Licensee, and Licensee has accepted, Licensor’s right, title and interest in: (a) the Development and Manufacturing Services Agreement between Licensor and [***] (the “[***] Agreement”); (b) the Master Contract Services Agreement between Licensor and [***] (the “[***] Agreement”); and (c) the Master GMP Services Agreement between Licensor and [***] (the “[***] Agreement”), in each case pursuant to the applicable assignment and assumption agreement. In addition, Licensee may identify by written notice to Licensor additional agreements between Licensor and its vendors (including contract manufacturing organizations and contract laboratory organizations) related solely to the Development or Manufacture of ImmTOR for use with SEL-212 which Licensee wishes to be assigned to Licensee (the “Additional ImmTOR Agreements”). On Licensee’s request, Licensor shall cooperate in good faith with Licensee and use reasonable efforts to transfer and assign such Additional ImmTOR Agreements to Licensee. For the avoidance of doubt, any amounts payable by Licensee under such assignment and assumption agreements in respect of costs incurred under the applicable Transferring Agreement shall not be separately reimbursable under any provision of this Agreement.
13.2.2 ImmTOR Manufacturing Know-How. Without prejudice to Section 2.4 and save to the extent Licensee already has such information, Licensor shall promptly (subject to the final sentence in this Section 13.2.2) and in any event within [***] days transfer to Licensee and/or any of Licensee’s Sublicensees or subcontractors and provide all reasonable assistance to Licensee and/or any of Licensee’s Sublicensees or subcontractors with respect to all Licensed Know-How related to the manufacture of ImmTOR, [***]; all data and information related to CMC Activities conducted with respect to ImmTOR; copies of all Development data and reports and summaries related to ImmTOR; and copies of all documents related to Development, qualification and/or technical transfer received from a Third Party manufacturer and/or a third party laboratory of ImmTOR. Notwithstanding the foregoing, Licensor’s obligations under this Section 13.2.2 shall apply only to the extent Licensor and/or its personnel immediately following the Amendment No. 1 Effective Date possess such Licensed Know-How. With respect to the foregoing transfer, Licensee shall prioritize the transfer of Licensed Know-How in the following order: [***].
13.2.3 Supply Agreement. Within [***] days after the Amendment No. 1 Effective Date, the Parties shall enter a supply agreement (“ImmTOR Supply Agreement”) (and quality agreement) pursuant to which, provided the Product has received Regulatory Approval, Licensee shall supply up to [***] per year for a period of [***] years of ImmTOR to Licensor or its designee (subject to an appropriate lead time of not less than [***] months) in order to make products (other than Products for use in the Field) for clinical use containing or constituting ImmTOR on reasonable terms. The ImmTOR Supply Agreement shall be consistent with the [***] Agreement and any other agreement between Licensee and a Third Party contract manufacturer for ImmTOR. [***] The cost of each batch supplied by Licensee under the ImmTOR Supply Agreement shall be [***].”
(b) Section 13.3 (Supply Price) and Section 13.4 (Second Source Supplier; Technology Transfer) shall each be deleted in its entirety.
17.    Indemnification Obligation. Sections 14.1 and 14.2 of the Agreement are hereby deleted in their entirety and replaced with the following:
“14.1 Indemnification by Licensor. Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates, Sublicensees and each of their respective employees, officers, directors and agents (each a “Licensee Indemnitee”) from and against any and all liabilities, losses and damages (“Losses”) that result from any Claim made or brought against a Licensee Indemnitee by or on behalf of such Third Party, and any direct out-of-pocket costs and expenses (including reasonable attorneys’ fees) (“Litigation Costs”) incurred by a Licensee Indemnitee while investigating or conducting the defense of such Third Party Claim, in either case, solely to the extent such Claim is based on or arises out of:
14.1.1    the breach by Licensor of any representation, warranty or covenant contained in this Agreement;
14.1.2    the gross negligence or willful misconduct by any of the Licensor Indemnitees in the performance of Licensor’s obligations under this Agreement;
14.1.3    the Exploitation by or on behalf of Licensor, its Affiliates or licensees of the Compound or the Product prior to the Effective Date;
14.1.4    the Exploitation by or on behalf of Licensor, its Affiliates or its licensees of ImmTOR (other than as comprising the Product) prior to the Effective Date or during the Term;
14.1.5    the Exploitation by or on behalf of Licensor, its Affiliates or licensees of the Product following the Term and the use of the Reversion Technology in connection with the same; or
14.1.6    any of the Additional ImmTOR Agreements prior to the date of assignment of such Additional ImmTOR Agreements to Licensee;
provided, however, that in the case of Sections 14.1.1 to 14.1.6 (inclusive), such indemnification right shall not apply to any Claims, Losses or Litigation Costs (a) to the extent directly attributable to the gross negligence or willful misconduct of a Licensee Indemnitee or Licensee’s breach of this Agreement, or (b) for which Licensee is obligated to indemnify Licensor under Section 14.2.
14.2    Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless Licensor and its Affiliates and each of their respective employees, officers, directors and agents (each a “Licensor Indemnitee”) from and against any and all Losses that result from any Claim made or brought against a Licensor Indemnitee by or on behalf of such Third Party, and any Litigation Costs incurred by a Licensor Indemnitee while investigating or conducting the defense of such Third Party Claim, in either case, solely to the extent such Claim is based on or arises out of:
14.2.1    the breach by Licensee of any representation, warranty or covenant contained in this Agreement;
14.2.2    the gross negligence or willful misconduct by any of the Licensee Indemnitees in the performance of Licensee’s obligations under this Agreement;
14.2.3    the Exploitation by or on behalf of Licensee, its Affiliates or its Sublicensees of the Product in the Field in the Territory during the Term; or
14.2.4    any of the Additional ImmTOR Agreements on and after the date of assignment of such Additional ImmTOR Agreements to Licensee;
provided, however, that in the case of Sections 14.2.1 to 14.2.4 (inclusive), such indemnification right shall not apply to any Claims, Losses or Litigation Costs (a) to the extent directly attributable to the gross negligence or willful misconduct of a Licensor Indemnitee or Licensor’s breach of this Agreement, or (b) for which Licensor is obligated to indemnify Licensor under Section 14.1.”
18.    For clarity, any indemnification obligations set out in the applicable assignment and assumption agreement for any Transferring Agreement shall be without prejudice to the indemnification obligations and rights of any Party under Sections 14.1 or 14.2 of the Agreement.
19.    Return of Transferring Agreements. Section 16.6.10 of the Agreement is hereby deleted in its entirety and replaced with the following:
“16.6.10 Return of Transferring Agreements. Promptly following the effective date of such termination, at the election of Licensor, Licensee shall grant, transfer, convey, assign and deliver all remaining rights, benefits, title, interests, duties and obligations (if any) under any of the Transferring Agreements that remain in force at such date to Licensor; provided that Licensee will retain all rights, benefits, title, interests, duties and obligations under such contracts arising prior to the date of such assignment, and Licensor will accept all rights, benefits, title, interests, duties and obligations under such contracts arising on or after the date of such assignment.”
20.    Entire Agreement:
This Amendment No. 1, together with the Agreement (including the Appendices thereto) and the Side Letter executed by the Parties on February 16, 2023, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings between the Parties existing as of the Amendment No. 1 Execution Date with respect to the subject matter hereof and thereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Amendment No. 1 shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party. Except as specifically amended by this Amendment No. 1, the terms and conditions of the Agreement shall remain in full force and effect and nothing in this Amendment No. 1 shall affect any rights or remedies which have accrued prior to the Amendment No. 1 Execution Date. This Amendment No. 1 may be executed by facsimile (including a PDF image delivered via e-mail) or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.
Sections 17.1 (Governing Law), 19.1 (No Benefit to Third Parties), 19.3 (Unenforceability), 19.10 (Headings), 19.12 (Costs and Expenses), 19.13 (Further Assurance) and 19.15 (Counterparts) of the Agreement shall apply mutatis mutandis to this Amendment No. 1.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this AMENDMENT NO.1 by their duly authorized officers as of the Amendment No. 1 Execution Date.

SELECTA BIOSCIENCES INC.
By: /s/ Carsten Brunn, Ph.D.
Name: Carsten Brunn, Ph.D.
Title: President and Chief Executive Officer

SWEDISH ORPHAN BIOVITRUM AB (PUBL)

By: /s/ Guido Oelkers                 Name: Guido Oelkers
Title: Chief Executive Officer

By: /s/ Torbjörn Hallberg                Name: Torbjörn Hallberg
Title: General Counsel & Head of Legal Affairs